UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2011

Structured Products Corp.
on behalf of

CorTS Trust for First Union Institutional Capital I
(Exact name of registrant as specified in its charter)

Delaware	001-32086	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

390 Greenwich Street New York, New York	10013	(212) 723-4070
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for First Union Institutional Capital I (the “Trust”). The sole assets of the Trust are $46,455,000 8.04% Capital Securities due December 1, 2026 (the “Term Assets”).  Pursuant to the trust agreement governing the Trust, the Trust has issued 1,821,942 Corporate–Backed Trust Certificates (the “Certificates”) representing $45,548,550 aggregate certificate principal balance of Notes.

A Corporate Action Announcement was received by the Trustee that First Union Institutional Capital I has given notice that there will be a full call of the term assets at 102.412 plus accrued interest at 32.606666 of the Term Assets held by the Trust on Wednesday, April 27th 2011(the “Redemption Date”).

Therefore, on the Redemption Date, the Class A Certificates issued by the CorTs Trust for First Union Institutional Capital I will be redeemed in full at a price of $26.112518 per Class A Certificate plus accrued interest of $0.831388 per Class A Certificate.  If these Certificates are redeemed in full, no interest will accrue on such Certificates after the Redemption Date.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number
Wells Fargo & Company	001-02979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:/s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer.

April 5, 2011